UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): February 6, 2014

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300
Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hanger, Inc. (the “Company”) announced that on February 6, 2014 the Company’s Board of Directors (the “Board”) elected Richard R. Pettingill as a director of the Company to serve until the 2014 annual meeting of stockholders of the Company and until his successor is elected and qualified.

Mr. Pettingill served as President and Chief Executive Officer of Allina Hospitals and Clinics, a network of healthcare providers in Minneapolis, Minnesota, from 2002 until 2009.  While in this role, he also served on the board of directors of the Minnesota Hospital Association and the Minnesota Business Partnership. Prior to joining Allina Hospitals and Clinics, Mr. Pettingill served as Executive Vice President and Chief Operating Officer of Kaiser Foundation Health Plans and Hospitals from 1996 to 2002. From 1991 to 1995, he served as President and Chief Executive Officer of Camino Healthcare. He serves on the board of directors of two other public companies, Accuray Incorporated and Tenet Healthcare Corporation. Mr. Pettingill received a bachelor’s degree from San Diego State University and a master’s degree in health care administration from San Jose State University.

As a non-employee director, Mr. Pettingill will be compensated in accordance with the Company’s compensation policies for non-employee directors, which are as described in the Company’s proxy statement filed with the Securities and Exchange Commission.  Upon his election to the Board, Mr. Pettingill received a pro-rata portion of the annual cash retainer payable to directors, as well as a pro-rata portion of the annual grant of 5,525 shares of the Company’s common stock.

There is no arrangement or understanding between Mr. Pettingill and any other person pursuant to which Mr. Pettingill was elected as a director of the Company, and there are no transactions in which Mr. Pettingill has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Pettingill has not yet been appointed to serve as a member of any committee of the Board.

Mr. Pettingill was elected by the Board to fill a vacancy created by the Board when it increased the size of its Board from eight to nine directors pursuant to its authority to determine the size of the Board by resolution granted to it under the Amended and Restated By-Laws of the Company.

The Company issued on February 10, 2014 a press release announcing Mr. Pettingill’s election to the Board, which press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

(99.1)                      Press release of Hanger, Inc. issued February 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated:	February 10, 2014

EXHIBIT INDEX

Exhibit No.	Description

(99.1)	Press release of Hanger, Inc. issued February 6, 2014.